United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On December 1, 2023, PureCycle Technologies, Inc. (the “Company”) announced a reduction-in-force (“Separation”) of 22 employees, the majority of whom are not associated with the Company’s Ironton, Ohio facility. Following the Separation, which is expected to be completed on December 1, 2023, the Company will maintain approximately 160 employees. The reduction-in-force followed a zero based budgeting process at each function within the organization and was targeted toward optimizing the performance of the organization in the near-term. Consequently, the Company expects to be able maintain its historical strategic direction.
The Company currently expects severance costs, principally in the form of payroll expenses, to total approximately $1.0 million.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 27, 2023, the Company reached agreement with Jeff Fieler, 54, an independent member of the Board of Directors (“Board”), to serve as the Company’s interim Chief Financial Officer (“CFO”) while the Company conducts a search for a permanent CFO. Mr. Fieler’s appointment is effective as of December 1, 2023.
Mr. Fieler has served as an independent member of the Board since March 2021. Mr. Fieler is a Senior Advisor of Sylebra Capital Management since March 2023. Mr. Fieler also serves as the Chief Investment Officer, from June 2021, of Veztemida Capital Management, an asset manager. From June 2010 to March 2018, Mr. Fieler served as a Founder and Portfolio Manager of Sylebra Capital Management, a global investment manager, where he managed an active portfolio in the global technology, media, and telecommunications sectors with assets under management in excess of $1.5 billion. From May 2003 until June 2010 Mr. Fieler was at Coatue Management, a global investment manager, where he managed investment research and portfolio positions related to the Internet, Media, and Telecom industries. He served as partner from May 2003 until January 2007 and as a Senior Partner from January 2007 until June 2010, From March 2000 until May 2003, Mr. Fieler was a Managing Director and Senior Internet Analyst at Bear Stearns, an investment bank. Mr. Fieler has a Masters in Business Administration from the New York University Stern School of Business and a B.A. from Brown University.
There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Fieler and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Fieler and any other person pursuant to which Mr. Fieler was selected as interim CFO.
Other than as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 31, 2023, in the section entitled “Certain Relationships and Related Party Transactions,” Mr. Fieler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Pursuant to his appointment, the Company and Mr. Fieler executed an Independent Contractor Agreement (“ICA”). Pursuant to the terms of the ICA, Mr. Fieler’s appointment shall be month-to-month, with the ability for either party to terminate the appointment on not less than thirty (30) days’ notice without cause. Mr. Fieler will not receive any cash compensation for his service as Interim CFO. For the duration of Mr. Fieler’s service as interim CFO, Mr. Fieler will receive monthly compensation in the form of shares of the Company’s common stock equal to $42,500, with the number of shares to be based on the weighted average closing price of the Company’s common stock for the twenty (20) trading days prior to and including the last trading day of each month. Additionally, Mr. Fieler will receive a minimum bonus at the conclusion of his service as interim CFO of $360,000, pro-rated based on the number of months (relative to a full year) in which Mr. Fieler serves as interim CFO. The bonus may be increased up to a total of $720,000 (subject to pro-ration as described above) based on Mr. Fieler’s performance as interim CFO in the discretion of the Compensation Committee of the Board. Payment of the bonus, when earned, will be paid in shares, with the number of shares based on the weighted average closing price of the Company’s common stock for the twenty (20) trading days prior to and including the last trading day of the month in which Mr. Fieler’s service as interim CFO ends. Mr. Fieler will not be eligible for an annual long-term-incentive grant as his tenure as interim CFO is not expected to exceed twelve months. Mr. Fieler will continue to receive his cash and equity compensation as a member of the Board. The foregoing description of the ICA is not complete and is qualified in its entirety by reference to the full text of such ICA, which is attached hereto as Exhibit 10.1.
Concurrently with his appointment, Mr. Fieler ceased to be deemed an independent director, and resigned from his positions as Chair of the Board’s Nominating and Corporate Governance (“N&G”) Committee and member of the Audit and Finance Committee. Effective December 1, 2023, the Board made the following appointments to the N&G and Audit and Finance Committees:
a.Appointed Allen Jacoby as Chairman of the N&G Committee;
b.Appointed Fernando Musa as a member of the N&G Committee; and
c.Appointed Steven Bouck as a member of the Audit and Finance Committee.
Mr. Fieler will replace Lawrence C. Somma, who resigned his position with the Company to pursue other opportunities, effective December 1, 2023. In connection with his resignation, Mr. Somma has executed a separation agreement (the “Separation Agreement”)

dated December 1, 2023. Mr. Somma served as the Company’s CFO since November 2021. Mr. Somma’s decision to resign was not the result of any disagreement with the Company or its management. Pursuant to the Separation Agreement, Mr. Somma will receive a cash payment of $300,000, pro-rated vesting of all outstanding awards under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan through December 1, 2023 (with regard to performance units, those awards will be subject to the achievement of performance goals as determined by the Board), and vesting and acceleration of the remaining 120,791 restricted stock units that were part of a restricted stock unit grant awarded to Mr. Somma upon joining the Company in November 2021. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of such Separation Agreement, which is attached hereto as Exhibit 10.2.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Independent Contractor Agreement by and between PureCycle Technologies, Inc. and Jeff Fieler, dated December 1, 2023
10.2	Separation Agreement by and between PureCycle Technologies, Inc. and Lawrence C. Somma, dated December 1, 2023
99.1	Press Release announcing appointment of Jeff Fieler as interim Chief Financial Officer, dated December 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Brad S. Kalter____________________
Name: Brad S. Kalter
Title: General Counsel and Corporate Secretary

Date: December 1, 2023